AXA Equitable Life Insurance Company SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE Name of Proposed Insured Date of Birth PLAN INFORMATION 1. Product Name VUL OptimizerSM (Series 160) 2. Amount of Insurance $ 3. Is this a Term Conversion, Rider Conversion or Purchase Option? Yes No (If ‘‘Yes,’’ complete Term Policy/Rider Conversion or Purchase Option Questionnaire.) 4. Death Benefit Option Option A (Level) Option B (Face Amount and Policy Account Value) 5. Backdate to save age Yes No Max 6 months prior to application (3 months in OH) (Charges and Premiums for insurance coverage begin on the backdated Register Date.) 6. Definition of Life Insurance Test Guideline Premium Test Cash Value Accumulation Test PREMIUM INFORMATION 7. a. Planned Periodic Premium Amount: $ b. Initial Premium $ 8. Premium Mode a. Direct Billing (By Mail) Annually Semi-Annually Quarterly Monthly b. Bank Draft* Quarterly Monthly Start Date (mm/dd/yyyy) Draft on day of the month (Voided Check Required) *If bank account holder is not the Owner or Proposed Insured, please complete Systematic Payment Enrollment Form. In lieu of voided check, use first premium check to set up Systematic Payment Plan c. Salary Allotment Annually Semi-Annually Quarterly Monthly Unit name Unit number Register Date (mm/dd/yyyy) If Allotter is not Proposed Insured, provide Name SSN/EIN/TIN d. Single Payment Amount $ (No further Premium billing will be sent.) OPTIONAL BENEFITS/RIDERS 9. Long-Term Care Services Rider (complete Long-Term Care Services Rider Questionnaire) Disability Rider – Waiver of Premiums OR Disability Rider – Waiver of Monthly Deductions Charitable Legacy Rider (available on face amounts of $1 million and over; complete Charitable Beneficiary Information below) Charitable Beneficiary Information (If more than one Charitable Beneficiary is named, the total percentage must equal 100%. If percentage shares are left blank, the shares will be deemed equal.) Name of Qualified Charitable Organization ††Address 501(c) Tax ID No. †††% Share 1. 2. Cash Value Plus Rider Children’s Term Insurance Rider (complete Children’s Term Insurance Rider Questionnaire) Amount $ Option to Purchase Additional Insurance Rider Amount $ Other †† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is Listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application. ††† Contact the charitable organization directly to get its 501(c) Tax ID No. ICC15-AXA-ILOpt Page 1 X04173_ICC (06/19)

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE 10. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS1 Please see the Prospectus for a description of the investment objective(s) for each Investment Option. (Whole Percentages Only) For Premiums For Deductions (Whole Percentages Only) For Premiums For Deductions Market Stabilizer Option2,3% % Guaranteed Interest Account % % 1290 VT Convertible Securities % % 1290 VT DoubleLine Dynamic Allocation % % 1290 VT DoubleLine Opportunistic Bond % % 1290 VT Energy % % 1290 VT Equity Income % % 1290 VT GAMCO Mergers & Acquisitions % % 1290 VT GAMCO Small Company Value % % 1290 VT Low Volatility Global Equity % % 1290 VT Natural Resources % % 1290 VT Small Cap Value % % 1290 VT SmartBeta Equity % % 1290 VT Socially Responsible % % All Asset Growth-Alt 20% % American Funds Insurance Series® Global Small CapitalizationSM % % American Funds Insurance Series® New World® % % EQ/AB Small Cap Growth % % EQ/Aggressive Allocation % % EQ/American Century Mid Cap Value % % EQ/BlackRock Basic Value Equity % % EQ/ClearBridge Large Cap Growth % % EQ/Common Stock Index % % EQ/Conservative Allocation % % EQ/Conservative-Plus Allocation % % EQ/Core Bond Index % % EQ/Emerging Markets Equity PLUS % % EQ/Equity 500 Index % % EQ/Franklin Rising Dividends % % EQ/Franklin Strategic Income % % EQ/Goldman Sachs Mid Cap Value % % EQ International Core Managed Volatility % % EQ/International Equity Index % % EQ International Value Managed Volatility % % EQ/Invesco Comstock % % EQ/Invesco Global Real Estate % % EQ/Ivy Mid Cap Growth % % EQ/Janus Enterprise % % EQ/JPMorgan Value Opportunities % % EQ Large Cap Core Managed Volatility % % EQ/Large Cap Growth Index % % EQ Large Cap Growth Managed Volatility % % EQ/Large Cap Value Index % % EQ/Loomis Sayles Growth % % EQ/MFS International Growth % % EQ/MFS International Value % % EQ/Mid Cap Index % % EQ Mid Cap Value Managed Volatility % % EQ/Moderate Allocation % % EQ/Moderate-Plus Allocation % % EQ/Money Market % % EQ/Oppenheimer Global % % EQ/PIMCO Global Real Return % % EQ/PIMCO Real Return % % EQ/PIMCO Total Return % % EQ/PIMCO Ultra Short Bond % % EQ/Small Company Index % % EQ/T. Rowe Price Growth Stock % % EQ/T. Rowe Price Health Sciences Portfolio % % Fidelity VIP Growth & Income % % Fidelity VIP Mid Cap % % Franklin Small Cap Value VIP % % Ivy VIP High Income % % Ivy VIP Small Cap Growth % % Lord Abbett Bond Debenture % % Multimanager Aggressive Equity % % Multimanager Mid Cap Growth % % Multimanager Mid Cap Value % % Multimanager Technology % % PIMCO VIT CommodityRealReturn Strategy % % T. Rowe Price Equity Income II % % Templeton Developing Markets VIP % % Templeton Global Bond VIP % % TOTAL 100% 100% 1,2,3 please see next page for important information ICC15-AXA-ILOpt Page 2

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE INVESTMENT OPTIONS 1 The ‘‘Investment Start Date’’ is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Office; and (2) the Register Date of your policy. Your Policy Account will be allocated according to the above percentages as of the Investment Start Date. Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date. 2 If you elect the Market Stabilizer Option, the portion of your Policy Account, per the above premium percentage for such option, will be allocated as stated above. Such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 20 calendar days. If the policy is issued as a result of a replacement, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 30 calendar days (45 calendar days in PA). However, if we have not received all necessary requirements for your policy as of the Issue Date, the period of time during which amounts will remain in the Market Stabilizer Option Holding Account will begin on the date we receive, at our Administrative Office, all necessary requirements to put the policy in force. Thereafter, such amount will be transferred to the Market Stabilizer Option at the next available Segment Start Date, provided that the conditions specified in the rider and the Prospectus are met. 3 Any percentages specified for deductions for the Market Stabilizer Option will apply only to the Market Stabilizer Option Holding Account prior to a Segment Start Date. ALLOCATIONS IF THE MARKET STABILIZER OPTION IS ELECTED 11. Market Stabilizer Option (Variable Indexed Option Rider) Specified Growth Cap Rate % (indicate a Growth Cap Rate between 6% and 10% in whole percentages only) If the Growth Cap Rate AXA Equitable sets on a given Segment Start Date is less than the rate you specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that Segment. If you do not indicate a Specified Growth Cap Rate, the Specified Growth Cap Rate will be set to 6%, the guaranteed minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the conditions specified in the rider and Prospectus are met. ICC15-AXA-ILOpt Page 3

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE TRANSFERS FROM THE VARIABLE INVESTMENT OPTIONS TO SUPPLEMENT THE UNLOANED GUARANTEED INTEREST ACCOUNT (GIA) If you elect the Market Stabilizer Option, monthly deductions will be allocated 100% to the unloaned GIA on a Segment Start Date. If the unloaned GIA is not sufficient to cover such monthly deductions for the longest Segment Term, funds will be transferred pro-rata from amounts in the Variable Investment Options, including the Market Stabilizer Option Holding Account, to the unloaned GIA to supplement any remaining monthly deductions. You may also specify deduction percentages below for transferring amounts from the Variable Investment Options to supplement the unloaned GIA. 12. Check here if you wish transfers to be made pro-rata from amounts in all available Variable Investment Options, including the Market Stabilizer Option Holding Account, to supplement the unloaned GIA. If this box is not checked, please specify below the Variable Investment Options from which amounts should be transferred to supplement the unloaned GIA. Variable Investment Options to Transfer from (complete only if 12. is not checked): Percentage (whole percentages only): % % % % % % % TOTAL 100% Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment Start Date. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value. 13. Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100% rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3. Investment Options for Rollover (complete only if 13. is not checked): Percentage (whole percentages only): SEGMENT MATURITY ALLOCATION % % % % % % % TOTAL 100% 14. a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received: (1) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? (2) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? Yes No Yes No Yes No Yes No d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable’s and its affiliates’ Variable Life products. By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk ‘‘CD,’’ if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service. SUITABILITY ICC15-AXA-ILOpt Page 4

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE 15. Note: Not available if you elect the Asset Rebalancing Service. The Automatic Transfer service enables you to make automatic monthly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the second monthly anniversary and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted. The Guaranteed Interest Account is not an available investment option with the Automatic Transfer Service. Investment Options to Receive Transfer: Dollar Amount: I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market. AUTOMATIC TRANSFER SERVICE 16. Note: Not available if you elect the Automatic Transfer Service. Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Section 10 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Generally, Asset Rebalancing will start 12, 6 or 3 months after the register date, depending on the length of the period you choose. Annually Semi-annually Quarterly I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market. ASSET REBALANCING SERVICE I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES). ICC15-AXA-ILOpt Page 5